TISDALE & NICHOLSON, LLP
                                ATTORNEYS AT LAW
      A LIMITED LIABILITY PARTNERSHIP INCLUDING A PROFESSIONAL CORPORATION
                        2029 CENTURY PARK EAST, SUITE 900
                          LOS ANGELES, CALIFORNIA 90067
                             TELEPHONE (310)286-1260
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                                  www.T-NLaw.com


                                 October 16, 2000


Board  of  Directors
Global  Telemedia  International,  Inc.
c/o  Jonathon  Bentley-Stevens,  President
4675  MacArthur  Court,  Ste.  710
Newport  Beach,  CA  92660


To  the  Board  of  Directors  of  Global  Telemedia  International:

     Global Telemedia International, Inc., a Delaware corporation (the "Company"), has informed us of its intention to file with the Securities and Exchange Commission ("SEC"), on or about October 16, 2000, a registration statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, concerning the registration of 4,500,000 shares (the "Shares") of the Company's common stock, $0.004 par value ("Common Stock"), issued pursuant to employee benefit plans (the "Plans"). In connection with the filing of the Registration Statement, you have requested our opinion regarding the validity of the issuance of such Shares.

     This opinion letter ("Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

     You have represented to us that the Company is current in its filings with the SEC, that the Company's board of directors has authorized the filing of a Form S-8 and that the quantity of shares to be included in the Form S-8 is available for issuance based on the quantity authorized for issuance in the Company's Certificate of Incorporation and on the amount of shares actually issued and outstanding. Based on these representations and to the best of our knowledge, we are of the opinion that the Form S-8 is an available form of registration and that the Shares issuable pursuant to the Plans have been duly and validly authorized and, upon payment therefor in accordance with the Plans, will be validly issued, fully paid and non-assessable by the Company. This Opinion is conditioned upon the above requirements being met.


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Board  of  Directors
Global  Telemedia  International,  Inc.
c/o  Jonathon  Bentley-Stevens,  President
October 16, 2000
Page 2


     The Opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein and in the Accord, and is further subject to qualifications, exceptions, and limitations set forth below:

     1. We expressly except from the opinion set forth herein any opinion or position as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

     2. In expressing the opinion set forth herein, we have assumed the authenticity and completeness of all corporate documents, records and instruments provided to us by the Company and its representatives. We have assumed the accuracy of all statements of fact contained therein. We have assumed that all information and representations made or provided to me by the Company or its authorized representatives is correct and that there are shares available to be issued pursuant to the Plans. We have further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents.

     3. In rendering the opinion that the shares of Common Stock to be registered pursuant to Form S-8 and issued under the Plan will be validly issued, fully paid and non-assessable, we assumed that: (1) the Company's board of directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the Capital Stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's board of directors, to be received in exchange for each issuance of Common Stock of the Company will have been paid in full and actually received by the Company when the Shares are actually issued.

     4. We expressly except from the opinion set forth herein any opinion concerning the need for compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Delaware or any other jurisdiction with regard to any other issue not expressly addressed herein, which exclusion shall apply, but not be limited to, the subsequent tradability of the Shares on either state or federal level.

     5. In rendering the opinion that Form S-8 is available, we have assumed that the Company is satisfying the various substantive requirements of Form S-8 and we expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they be of federal or state origin.


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Board  of  Directors
Global  Telemedia  International,  Inc.
c/o  Jonathon  Bentley-Stevens,  President
October 16, 2000
Page 3


     6. The opinion contained in this letter is rendered as of the date hereof, and we undertake no and disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

     This Opinion is valid only as of the signature date and may be relied upon by you only in connection with filing of the S-8 Registration Statement. We hereby consent to its use as an exhibit to the Registration Statement. However, this opinion may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without, in each instance, our prior written consent. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

                                      Very  truly  yours,

                                      TISDALE  &  NICHOLSON,  LLP


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